EXHIBIT 9(g)(3)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Schedule 13E-4 of our report dated February 21, 1997 (except with respect to the matter discussed in Note 1, as to which the date is March 26, 1997) included in Hybridon's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Schedule 13E-4.


                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 2, 1998